EXHIBIT 99.1

PRESS RELEASE                                                    SOURCE: NETGURU

Correcting and Replacing netGuru, Inc. Reports Fiscal 2004 Third-Quarter Results

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                                 [netGuru logo]

Correcting and Replacing netGuru, Inc. Reports Fiscal 2004 Third-Quarter Results

________________________________________________________________________________

Bruce Nelson              Santanu Das                Dan Matsui/Eugene Heller
Chief Financial Officer   Chief Operating Officer    Silverman Heller Associates
(714) 974-2500 x-215      (714) 974-2500 x-329       (310) 208-2550

Yorba Linda, Calif.--(Business Wire)--Feb. 17, 2004-- In BW6372 issued Feb. 17, 2004:
Please replace the release with the following corrected version:

The corrected release reads:

                              NETGURU INC. REPORTS
                        FISCAL 2004 THIRD-QUARTER RESULTS

Yorba Linda, Calif.--February 12, 2004--netGuru, Inc. (Nasdaq: NGRU) reported financial results for its fiscal year 2004 third quarter and nine months ended December 31, 2003.

Third-quarter of fiscal 2004 net revenues were $4.1 million, compared to $4.5 million in third-quarter of fiscal 2003. A rise in engineering and collaborative software sales was offset by declines in revenues from IT services and Web-based telecommunications services. Cost of revenues fell to $1.5 million from $1.9 million as a result of decreased IT Services and Web-based telecommunications services business during the quarter as compared to the same period last year. Gross profit for the third quarter was $2.7 million, or 64% of revenues, compared to $2.6 million, or 59%, in third quarter last year.

Total operating expenses rose to $3.9 million during the third quarter of fiscal 2004 from $3.4 million during the third quarter of the previous year, primarily due to $642,000 in investment banking expenses and additional employee severance expense that were recognized in the third quarter ended December 31, 2003. Approximately $585,000 of this increase were non-cash items related to the issuance of warrants and options.

In order to effectively refocus the Company on its higher margin software and services business, the Company is committed to divesting its lower gross-margin divisions. The Company is actively seeking a buyer for its wholly owned travel services subsidiary. It is expected that the sale will be completed within the next twelve months and the subsidiary will continue to be operated until it is sold. As a result of these actions, during the quarter ended December 31, 2003, the Company wrote down the net assets of this subsidiary to its potential recoverable value and recorded a loss from discontinued operations of $462,000, of which approximately $340,000 consisted of goodwill. The attached financial statements for previous periods have been restated to reflect this change.

For the third quarter ended December 31, 2003, the Company reported a net loss of $2.0 million, or $(0.11) per diluted share, compared to a net loss of $860,000, or $(0.05) per diluted share in the same period last year.

For nine months ended December 31, 2003, net revenues were $ 12.7 million, compared to $13.8 million for the comparable period of the prior year. Net revenues from engineering and collaborative software products and services rose to $8.1 million from $6.7 million for the same nine-month period in the previous year. Revenues from IT Services and Web-based telecommunications services fell during this period. Gross profit for nine months improved to $8.1 million, or 64% of revenues, compared to $7.2 million, or 52%, for the same nine-month period a year ago.

Operating expenses were $10.2 million versus $10.4 million for the nine-months fiscal 2003. Operating loss was $2.2 million, compared to $3.3 million in the same period in the previous year.

For the nine-month period ended December 31, 2003, the Company reported a net loss of $3.2 million, or $(0.18) per diluted share, compared to a net loss of $9.0 million, or $(0.52) per diluted share in the same period of the previous year.

netGuru's Chairman and Chief Executive Amrit Das remarked, "We believe we have taken and will continue to take the steps necessary to focus the Company on its core software and services business. We are encouraged by the progress we made in the operations of the software and services business during the quarter. With the recent strategic alliances and OEM opportunities with leaders in the bridge and building market. we continue to expand our base of STAAD engineering software customers. During the quarter ended December 31, 2003, we also began to implement our strategy of business process outsourcing , or BPO. As U.S. and foreign economic activity recovers, and as recent/new strategic and distribution alliances gain traction, we expect to generate higher growth in software sales. BPO offers an exciting opportunity to utilize our engineering and IT services expertise to create new business.

"Our overall strategy continues to be to reduce and control costs and use key assets and capabilities more effectively and efficiently to expand our existing markets and develop new opportunities for netGuru's core engineering and collaborative products and services," Das added.

About netGuru, Inc.
netGuru is an engineering information technology and services company offering engineering and design collaborative software, solutions, and professional and technical services and support to businesses worldwide. netGuru serves its global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. The Company licenses its engineering software and solutions to more than 20,000 businesses in 85 countries. For more information please visit www.netguru.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
With the exception of historical or factual information, the matters discussed in this press release, including future sales/revenues, implementing BPO services, cost and expense reductions, market expansion, new opportunities, and future financial results, are forward looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, market acceptance and use of the Company's products, market conditions in Asia and worldwide, engineering needs, our ability to increase revenue and control costs and expenses, and technological change, economic conditions, changes in governmental regulations and policies, competitive products and services, unforeseen technical issues, and other factors discussed in the "Risk Factors" Section of the company's Form 10-KSB for the fiscal year ended March 31, 2003, as filed with the U.S. Securities and Exchange Commission.

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

                                      NETGURU, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (Unaudited)
                            (In thousands, except share and per share amounts)

                                                 THREE MONTHS  THREE MONTHS    NINE MONTHS    NINE MONTHS
                                                    ENDED          ENDED          ENDED         ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                     2003          2002           2003           2002
                                                                 (RESTATED)                   (RESTATED)
                                                 ------------   ------------   ------------   ------------
Net revenues:
    Engineering and collaborative software
      products and services                      $     2,664    $     2,439    $     8,060    $     6,700
    IT services                                        1,215          1,436          3,707          4,219
    Web-based telecommunications services                258            599            911          2,841
                                                 ------------   ------------   ------------   ------------
           Total net revenues                    $     4,137    $     4,474    $    12,678    $    13,760

Cost of revenues:
    Engineering and collaborative software
      products and services                              333            279          1,073            814
    IT services                                          967          1,064          2,928          3,164
    Web-based telecommunications services                193            511            615          2,632
                                                 ------------   ------------   ------------   ------------
           Total cost of revenues                      1,493          1,854          4,616          6,610
                                                 ------------   ------------   ------------   ------------
           Gross profit                                2,644          2,620          8,062          7,150
                                                 ------------   ------------   ------------   ------------

Operating expenses:
    Selling, general and administrative                3,154          2,541          8,010          7,859
    Research and development                             529            481          1,517          1,492
    Depreciation                                         234            271            724            811
      Impairment charge                                   --             --             --             67
      Restructuring                                       --             90             --            194
                                                 ------------   ------------   ------------   ------------
           Total operating expenses                    3,917          3,383         10,251         10,423
                                                 ------------   ------------   ------------   ------------

           Operating loss                             (1,273)          (763)        (2,189)        (3,273)
                                                 ------------   ------------   ------------   ------------

Other expense (income):
    Interest, net                                        256             66            494            182
    Other                                                (26)             5           (108)             3
                                                 ------------   ------------   ------------   ------------
           Total other expense                           230             71            386            185
                                                 ------------   ------------   ------------   ------------

Loss from continuing operations before income
    taxes and cumulative effect of a change in
    accounting principle                              (1,503)          (834)        (2,575)        (3,458)
Income tax (benefit) expense                              53             46            164           (255)
                                                 ------------   ------------   ------------   ------------
Loss from continuing operations before
    cumulative effect of a change in                  (1,556)          (880)        (2,739)        (3,203)
    accounting principle
Discontinued operations:
                                                 ------------   ------------   ------------   ------------

  Income (Loss) on discontinued operations              (462)            20           (449)            31
                                                 ------------   ------------   ------------   ------------
Loss before cumulative effect of a change in
    accounting principle                              (2,018)          (860)        (3,188)        (3,172)
                                                 ------------   ------------   ------------   ------------
Cumulative effect of a change in accounting               --             --             --         (5,824)
   principle
                                                 ------------   ------------   ------------   ------------
           Net loss                              $    (2,018)   $      (860)   $    (3,188)   $    (8,996)
                                                 ============   ============   ============   ============

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

                                          NETGURU, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - continued
                                                    (Unaudited) (In thousands,
                                except share and per share amounts)

                                              THREE MONTHS      THREE MONTHS      NINE MONTHS       NINE MONTHS
                                                 ENDED             ENDED             ENDED             ENDED
                                               DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                  2003              2002              2003              2002
                                                                 (RESTATED)                          (RESTATED)
                                             ---------------   ---------------   ---------------   ---------------
Basic and diluted loss per common share:
     Loss per common share from continuing
       operations                            $         (0.09)  $        (0.05)   $        (0.15)   $        (0.18)
     Loss from discontinued operations                 (0.02)              --             (0.03)               --
     Cumulative per share effect of a
       change in accounting principle                     --               --                --             (0.34)
                                             ---------------   ---------------   ---------------   ---------------
     Basic and diluted net loss per common
       share                                 $        (0.11)   $        (0.05)   $        (0.18)   $        (0.52)
                                             ===============   ===============   ===============   ===============

Common shares used in computing basic and
    diluted net loss per common share:           17,701,176        17,325,150        17,456,417        17,304,649
                                             ===============   ===============   ===============   ===============
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

                                       NETGURU, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands, except share and per share amounts)
                                                (Unaudited)

                                                                               DECEMBER 31,    MARCH 31,
                                                                                  2003           2003
                                                                              -------------   -------------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $      1,667    $      2,772
    Accounts receivable (net of allowance for doubtful accounts of $607 and
      $695, as of December 31, 2003 and March 31, 2003, respectively)                3,026           2,654
    Income tax receivable                                                               --              88
    Notes and related party loans receivable                                            37             670
    Deposits                                                                            87              --
    Prepaid expenses and other current assets                                        1,184             857
    Assets of subsidiary held for sale                                                 231             709
                                                                              -------------   -------------
           Total current assets                                                      6,232           7,750

Property, plant and equipment, net                                                   2,377           3,099
Goodwill (net of accumulated amortization of $3,652 )                                2,941           2,941
Other assets                                                                           312             523
                                                                              -------------   -------------
                                                                              $     11,862    $     14,313
                                                                              =============   =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                                         $        795    $      1,340
    Current portion of capital lease obligations                                       148             412
    Accounts payable                                                                   566             763
    Accrued expenses                                                                   946           1,117
    Income taxes payable                                                               205              79
    Deferred revenues                                                                1,950           2,094
    Other liabilities                                                                  265             234
    Accrued restructuring costs                                                         --             199
    Liabilities of subsidiary held for sale                                             62              51
                                                                              -------------   -------------
           Total current liabilities                                                 4,904           6,289

Long-term bank debt, net of current portion                                          1,746           1,270
Capital lease obligations, net of current portion                                      363             627
Deferred gain on sale-leaseback                                                        765             817
                                                                              -------------   -------------

           Total liabilities                                                         7,811           9,003
                                                                              -------------   -------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized 5,000,000 shares; no shares
      issued and outstanding)                                                           --              --
    Common stock, par value $.01; authorized 150,000,000 shares; issued and outstanding 17,907,154 and 17,325,150 shares as of December 31, 2003
      and March 31, 2003, respectively                                                 179             173
    Additional paid-in capital                                                      35,105          33,322
    Accumulated deficit                                                            (30,522)        (27,334)
    Accumulated other comprehensive loss:
    Cumulative foreign currency translation adjustments                               (711)           (851)
                                                                              -------------   -------------

           Total stockholders' equity                                                4,051           5,310
                                                                              -------------   -------------
                                                                              $     11,862    $     14,313
                                                                              =============   =============

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